EXHIBIT 99.1

Gemstar-TV Guide International Announces Further Anticipated Restatements
Related to Previously Disclosed Review

PASADENA, California,—Gemstar-TV Guide International, Inc. (“Gemstar” or the “Company”) (Nasdaq: GMSTE) announced today that, as a result of the previously disclosed review of its accounting policies and its recent engagement of a new independent accounting firm, Gemstar intends to further restate its financial statements. As a result of these restatements, an aggregate of $19.0 million in previously reported licensing revenues will not be recognized, an aggregate of $8.2 million in previously reported interactive programming guide advertising revenues will not be recognized, an aggregate of $26.8 million in previously reported licensing revenues will be reclassified as either a reduction of operating expenses or as other income, and an aggregate of $47.0 million in previously recorded revenues will be recognized over the remaining terms of the licensing agreement. The periods affected by the restatements will include the fiscal periods ended March 31, 2000, December 31, 2000 and December 31, 2001, and the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002. The restatements will not have an impact on the Company’s cash position in any of the affected periods.

In connection with the Company’s filings with the Securities and Exchange Commission on November 14, 2002, the Company disclosed that it had engaged a new independent accounting firm to audit its annual financial statements and to review its unaudited interim financial statements and that, as a result of that audit and review and the Company’s ongoing review of its accounting policies and the application of those policies to various types of transactions, the Company expected further restatements of the financial statements contained in those reports.

The Company believes it is likely that, as a result of the continuing audit and review by its new independent accounting firm, and the Company’s ongoing review of its accounting policies and the application of these policies to various types of transactions, the Company may announce additional adjustments which will be included in the anticipated restatements of its historical financial statements. Such additional adjustments may be material. The Company intends to file restated financial statements with the Securities and Exchange Commission in March 2003. The information presented in or derived from the Company’s financial information previously filed for the fiscal periods ended December 31, 2001 and 2000, March 31, 2000, 1999 and 1998, and for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, do not reflect the adjustments described herein or any additional adjustments which may be required. Accordingly, investors should not rely on the financial information contained in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001 or in the Company’s quarterly report on Form 10-Q, as amended, for the quarter ended March 31, 2002 or in the Company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002.

The adjustments announced today are expected to include:

–	The reversal of an aggregate of $18.1 million in licensing revenues previously recognized in connection with the Company’s licensing agreement with AOL/Time Warner;

–	A change in the timing of recognition of revenues under certain expired license agreements, with a $0.9 million cumulative reduction in previously reported revenues through September 30, 2002.

–	The reversal of an aggregate of $8.2 million in revenues previously recognized in connection with advertising on the Company’s interactive programming guide; and

–
In connection with the Company’s arbitration award and related settlement agreement with a certain set-top box manufacturer, $26.8 million in previously reported licensing revenues will be reclassified as either a reduction of operating expenses or as other income. Additionally, $47.0 million in licensing revenues previously recognized in connection with a concurrent 10-year licensing agreement with the same set-top box manufacturer will be recognized over the remaining term of the licensing agreement.

The following table summarizes the impact of the restatement adjustments to the Company’s results of operations for the periods identified (in thousands):

	Year ended March 31, 2000	Nine months ended December 31, 2000	Year ended December 31, 2001	Nine months ended September 30, 2002
Consolidated Revenues, as previously reported (1)	$229,211	$694,610	$1,288,918	$815,454
Decrease	(13,208)	(11,082)	(65,238)	(10,742)

Consolidated Revenues, as adjusted	$216,003	$683,528	$1,223,680	$804,712

Consolidated Income (loss) before income taxes and extraordinary item, as previously reported (1)	$112,385	$(265,697)	$(766,029)	$(1,450,864)
Increase (decrease)	13,604	(11,082)	(65,238)	(4,787)

Consolidated Income (loss) before income taxes and extraordinary item, as adjusted	$125,989	$(276,779)	$(831,267)	$(1,455,651)

Consolidated EBITDA, as previously reported (1) (2)	$120,455	$205,671	$377,984	$217,762
Decrease	(8,275)	(11,082)	(65,238)	(4,787)

Consolidated EBITDA, as

adjusted (2)	$112,180	$194,589	$312,746	$212,975

Technology and Licensing Sector:
Revenues, as previously reported (1)	$215,264	$160,626	$267,727	$147,451
Decrease	(13,208)	(11,082)	(60,845)	(6,892)

Revenues, as adjusted	$202,056	$149,544	$206,882	$140,559

EBITDA, as previously reported (1) (2)	$144,536	$95,100	$169,946	$93,455
Decrease	(8,275)	(11,082)	(60,845)	(6,892)

EBITDA, as adjusted (2)	$136,261	$84,018	$109,101	$86,563

Interactive Platform Sector:
Revenues, as previously reported (1)	$3,641	$20,068	$78,704	$66,270
Decrease	—	—	(4,393)	(3,850)

Revenues, as adjusted	$3,641	$20,068	$74,311	$62,420

EBITDA, as previously reported (1) (2)	$(24,218)	$(27,804)	$(41,664)	$7,184
Decrease	—	—	(4,393)	(3,450)

EBITDA, as adjusted (2)	$(24,218)	$(27,804)	$(46,057)	$3,734

Media and Services Sector:
Revenues, as previously reported (1)	$10,306	$514,907	$952,452	$601,733
Increase (decrease)	—	—	—	—

Revenues, as adjusted	$10,306	$514,907	$952,452	$601,733

EBITDA, as previously reported (1) (2)	$137	$138,375	$249,702	$117,123
Increase	—	—	—	5,555

EBITDA, as adjusted (2)	$137	$138,375	$249,702	$122,678

(1)
As reported in filings with the Securities and Exchange Commission in November 2002. For the reasons stated therein and in this press release, investors should not rely on the financial information contained in those filings, including the information relating to revenues, and income (loss) before income taxes and extraordinary items, and EBITDA, included in this table.

(2)
EBITDA means operating income before noncash stock compensation expense and depreciation and amortization. Commencing January 1, 2002, goodwill and certain other intangible assets are no longer subject to amortization. However, other intangible assets acquired in transactions accounted for as purchases are still amortized and such amortization is significant. Accordingly, the Company's business sectors are measured based on EBITDA. EBITDA is presented supplementally as the Company believes it is a standard measure commonly reported and widely used by analysts, investors and others associated with its industry. EBITDA is not a measure of financial performance under generally accepted accounting principles, or GAAP. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability. Other companies may calculate EBITDA differently and the Company's EBITDA presentation is not necessarily comparable with similarly titled figures for other companies.

About Gemstar-TV Guide International, Inc.
Gemstar-TV Guide International, Inc., is a leading media and technology company focused on consumer television guidance and home entertainment. The Company’s businesses include: television media and publishing properties; interactive program guide services and products; and technology and intellectual property licensing. Additional information about the Company can be found at www.gemstartvguide.com.

Except for historical information contained herein, the matters discussed in this news release contain forward-looking statements that involve risks and uncertainties, including the timely availability and acceptance of new products; the impact of competitive products and pricing; the management of growth; and the other risks detailed from time to time in the Company’s SEC reports, including the most recent reports on Forms 10-K, 8-K, and 10-Q, each as it may be amended from time to time. The Company assumes no obligation to update these forward-looking statements.

Note to Editors: Gemstar and TV Guide are trademarks or registered trademarks of Gemstar-TV Guide International, Inc. and/or its affiliates. The names of other companies and products used herein are for identification purposes only and may be trademarks of their respective owners.

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